REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

iMetabolic Corp.

Reno, NV

We have audited the accompanying balance sheet of iMetabolic Corp as of June 30, 2014, and the related statements of income, stockholders’ equity, and cash flows for the year ended June 30, 2014. iMetabolic Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iMetabolic Corp as of June 30, 2014, and the results of its operations and its cash flows for the year ended June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

March 20, 2015

iMetabolic Corp

Balance Sheet

June 30, 2014

June 30,
2014

ASSETS
Current assets:
Cash and cash equivalents	$5,912

Total current assets	5,912

Total Assets	$5,912

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$12,000

Total current liabilities	12,000

Total Liabilities	$12,000

Commitments:	—

Stockholders’ equity (deficit):
Common stock, $.001 par value 10,000,000 shares authorized; 3,900,000 shares. issued and outstanding as of June 30, 2014	3,900
Additional paid-in-capital	2,850
Accumulated deficit	(12,838)

Total stockholders’ equity (deficit)	(6,088)

Total liabilities and stockholders’ equity (deficit)	$5,912

The accompanying notes are an integral part of these financial statements

iMetabolic Corp

Statements of Operations

June 30, 2014

June 30,
2014

Costs and Expenses
General and administrative	$12,838
Operating loss	12,838

Net loss from operations	(12,838)

Provision for income taxes	—

Net Loss	$(12,838)

Basic and diluted loss per share	$(0.00)

Basic and diluted weighted average common shares outstanding	3,900,000

The accompanying notes are an integral part of these financial statements

iMetabolic Corp

Statement of Changes in Shareholders’ Equity

June 30, 2014

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at July 1, 2013	—		—	—	—
Shares issued for cash	3,900,000	$3,900	$2,850	$—	$6,750
Net loss	—	—	—	(12,838)	(12,838)
Balance at June 30, 2014	3,900,000	$3,900	$2,850	$(12,838)	$(6,088)

The accompanying notes are an integral part of these financial statements

iMetabolic Corp

Statement of Cash Flows

June 30, 2014

For the Year Ended
June 30,
2014
Cash flows from operating activities
Net loss	$(12,838)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Accounts payable	12,000
Net cash used by operating activities	(838)

Cash flows from investing activities:

Cash flows from financing activities:
Proceeds from sale of common stock	6,750
Net cash provided by financing activities	6,750
Net change in cash and cash equivalents	5,912
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of period	$5,912

Supplemental Disclosures:
Cash paid for income taxes	$—
Cash paid for interest	$—

The accompanying notes are an integral part of these financial statements

iMetabolic Corp.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2014

Note 1 – Organization, Basis of Presentation, Description of Business

iMetabolic Corp. (the “Company” or “IMET”) was incorporated in Nevada on July 1, 2013 and has maintained the same corporate and trade name since its inception.  The company is a ‘development stage entity,’ as defined by FASB Accounting Standards Codification Topic 915, Development Stage Entities.

The Company does not have any subsidiaries and there are no intercompany accounts or transactions.

The Company’s principal operations are the design, manufacture, and nationwide marketing of nutraceuticals and other dietary supplements. The Company has conducted certain research and development activities to formulate products that are novel by virtue of their unique features and benefits and marketing.

The Company has acquired an exclusive license to the “iMetabolic” trade name, for which a trademark application currently is pending before the U.S. Patent and Trademark Office and has developed four new products with unique formulations and names that the Company intends to take to market in the near term.  The Company does not have any employees.  The Company intends to raise additional debt and equity capital to support the launch of its products and further product development activities.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to take the Company’s current products to market and competing in an otherwise crowded market for similar products.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (i) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses; (ii) obtaining funding from outside sources through the sale of its debt and/or equity securities; and (iii) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attaining profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates include deferred income taxes and fair value of stock-based compensation. It is at least reasonably possible a material change in these estimates may occur in the near term.

Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three months or less.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company maintains the majority of its cash balances with one financial institution.  At times, such balances may be in excess of any insured limits.

Income Taxes

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of June 30, 2014.

For the period ended June 30, 2014, the Company has incurred net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss has been fully reserved.  The cumulative net operating loss carry forward is approximately $12,838 as at June 30, 2014 and will expire beginning in the year 2034.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

June 30, 2014

Deferred tax asset attributable to Net operating loss carryover	$4,365
Valuation allowance	(4,365)
Net deferred tax assets	$—

Income (Loss) Per Share

FASB ASC 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  In the year ended June 30, 2014, the Company elected to early adopt ASU 2014-10 and removed the inception to date information and all reference to development stage.

Note 4 – Accounts Payable

At June 30, 2014 the company has $12,000 of outstanding accounts payable.  This outstanding sum is attributed to a rent accrual of $1,000 per month.

Note 5 – Stockholders’ Equity

On July 1, 2013, the Company issued 650,000 shares of its common stock a price of $0.00539 per share and total proceeds of $3,500.

On July 22, 2013, the Company issued 3,250,000 shares of its common stock at a price of $0.001 per share and total proceeds of $3,250.

Note 6 – Subsequent

On July 1, 2014, the Company issued 6,100,000 shares of its common stock at a price of $0.0010164 per share and total proceeds of $6,200.